EXHIBIT 99.3

                           [AMERICAN EXPRESS(R) LOGO]

                                      2006
                                  First Quarter
                               Earnings Supplement

The enclosed summary should be read in conjunction with the text and statistical tables included in American Express Company's (the "Company" or "AXP") First Quarter Earnings Release.

--------------------------------------------------------------------------------
This presentation contains certain forward-looking statements that are subject to risks and uncertainties and speak only as of the date on which they are made. Important factors that could cause actual results to differ materially from these forward-looking statements, including the Company's financial and other goals, are set forth on pages 55-56 in the Company's 2005 Annual Report to Shareholders and in its 2005 Annual Report on Form 10-K, and other reports, on file with the Securities and Exchange Commission.
--------------------------------------------------------------------------------

                            AMERICAN EXPRESS COMPANY
                               FIRST QUARTER 2006
                                   HIGHLIGHTS

o First quarter diluted EPS from continuing operations of $0.70 increased 19% versus $0.59 last year. Total revenues rose 12%. For the trailing 12 months, including discontinued operations, return on equity (ROE) was 27%.

      -     1Q '06 Income from continuing operations included:
            -- A $112MM ($73MM after-tax) charge related to a higher redemption rate estimate within the U.S. Membership Rewards reserve, as referenced below;
            -- A $72MM ($47MM after-tax) net reduction in finance charge revenues and securitization income related to higher than anticipated cardmember completion of consumer debt repayment programs and certain associated payment waivers;
            -- A $63MM ($53MM after-tax) higher provision for credit losses in Taiwan due primarily to the impact of industry-wide credit issues within the market;
            -- An estimated favorable impact of $150MM ($98MM after-tax) due to lower early credit write-offs, primarily related to last year's bankruptcy legislation in the U.S., and lower than expected costs related to Hurricane Katrina; and
            -- An $88MM ($40MM after-tax) gain related to the completion of the sale of our stake in Egyptian American Bank ("EAB"), as referenced below.

      - 1Q '06 and 1Q '05 Income from continuing operations included $25MM ($16MM after-tax) and $21MM ($14MM after-tax), respectively, of reengineering costs related to restructuring efforts in our business travel and international card areas in both periods, and within our Travelers Cheque business in 1Q '06, and finance and technology areas in 1Q '05.

      - On September 30, 2005, the Company completed the distribution of all of the outstanding shares of Ameriprise Financial, Inc. (formerly American Express Financial Advisors) to its shareholders. This non-cash distribution was tax-free to the Company's shareholders. In addition, during the third quarter of 2005, the Company sold its Tax and Business Services ("TBS") business. The operating results and assets and liabilities related to businesses spun-off and sold have been included in discontinued operations in the consolidated financial statements.
            -- 1Q '06 results reflected a $3MM loss related to discontinued operations versus $201MM of income last year, reflecting additional costs related to the dispositions of TBS and other businesses.
            -- Including discontinued operations, diluted EPS on a net income basis of $0.69 decreased 8%.

      - The Company's reported ROE was 27%, up from 23% a year ago. This ratio is determined on a trailing 12-month basis using net income and total average shareholders' equity (including discontinued operations). Pro forma ROE, which is determined using trailing four quarters income from continuing operations (which excludes discontinued operations) over average month-end shareholders' equity for the period from September 30, 2005 through March 31, 2006 was 32%. See "Supplemental Information - Pro Forma ROE" discussion below.

o     Compared with the first quarter of 2005:

      - Worldwide billed business of $127.2B increased 16% on continued strong growth within both the proprietary and network businesses. A comparatively stronger U.S. dollar reduced the reported worldwide growth rate by 1%;

      - Worldwide cards in force of 72.5MM increased 10%, up 6.4MM from last year and 1.5MM during 1Q '06, as proprietary and network card growth remained particularly strong;

      - Worldwide average spending per proprietary basic card in force increased 8% versus last year despite the suppressing effect of substantial card additions over the past few years and the translation effect of a stronger dollar;

      - Worldwide lending balances of $32.7B on an owned basis increased 26%; on a managed basis, worldwide lending balances of $53.5B were up 16%; and

      - Underlying card credit quality continued to be well-controlled and reserve coverage ratios remained strong.

o     Additional items of note included:

      - Marketing, promotion, rewards and cardmember services costs increased 15% versus 1Q '05, reflecting greater rewards costs and modestly higher marketing and promotion expenses. The higher rewards costs continued to reflect volume growth, a higher redemption rate, and strong cardmember loyalty program participation. Rewards costs also reflected the $112MM ($73MM after-tax) charge related to a higher ultimate redemption rate ("URR") assumption within the U.S. Membership Rewards reserve model to reflect program redemption trends over the past five years. Prior URR calculations utilized redemptions since the program inception in 1991. Marketing expenses continued to reflect relatively high levels of spending related to various other business-building initiatives and the Company's ongoing global "My Life, My Card (SM)" advertising campaign, although these brand-related advertising costs were lower than last year, when the campaign was in its early stages.

      - On February 22, 2006, American Express Bank completed the sale of its 41% stake in the Egyptian American Bank to Credit Agricole and El Mansour & El Maghraby Investment and Development Co. The transaction generated proceeds to American Express of $207MM and an $88MM ($40MM after-tax) gain, which is reported within other expenses on the Consolidated income statement.

                            AMERICAN EXPRESS COMPANY
                               FIRST QUARTER 2006
                                   HIGHLIGHTS

      - On March 20, 2006, the Company announced an agreement to sell its card and related operations in Brazil to Banco Bradesco S.A. ("Bradesco"), for approximately US$490 million when the transaction closes. Bradesco will have the exclusive right for a minimum of 10 years to issue in Brazil the classic Green, Gold and Platinum cards which carry the American Express Centurion logo. Concurrently, the Company signed an independent operator partnership agreement which will continue to allow American Express cards to be accepted on its merchant network within Brazil. This agreement does not preclude our other network partners, HSBC and BankBoston, from operating as Network Card Licensees within the market. This transaction is expected to close by the end of 2Q '06.

      - The Company's reengineering initiatives delivered in excess of $375MM of additional benefits this quarter, including significant carry-over benefits from certain initiatives begun in prior periods. Revenue-related reengineering activities are driving a significant portion of the total benefits, representing more than 25% of the benefits delivered in 1Q '06.

      - The 4% increase in human resources expense in 1Q '06 reflects the impact of a higher employee level, merit increases and larger benefit costs, partially offset by lower management incentive expenses. The Company elected to adopt SFAS 123R, effective July 1, 2005. The impact of adoption was immaterial since the Company has been expensing share based awards granted after January 1, 2003 under the provisions of SFAS 123.

            -- Compared with last year, the total employee count within continuing operations of 66,700 increased by 1,100 employees or 2%; compared with last quarter, the employee count also increased by 1,100.

o During the quarter, American Express continued to invest in growth opportunities through expanded products and services.

      In our proprietary business we:

      - Announced a strategic bank partnership between OPEN from American Express(SM) and Sovereign Bank, where Sovereign Bank will offer American Express(R) Business Cards to small business customers in the Northeast region;

      - Added McDonald's, USA as the latest merchant to accept ExpressPay from American Express, our contactless payment option, at its more than 12,000 restaurants nationwide;

      - Launched American Express RED in the UK, an innovative card product through which American Express will make a monetary donation to the Global Fund, to fight AIDS, Tuberculosis and Malaria based on cardmember spend;

      - Expanded our existing corporate card relationship with Qantas Airways to include co-branded consumer credit cards, offering consumers accelerated frequent flyer points in the Qantas program; and

      - Launched the first electronic solution for negotiating corporate meeting venues through an online auction process, exclusively developed for American Express Business Travel.

      In our Global Network Services business we:

      - Partnered with GE Consumer Finance to issue cards accepted on our global merchant network, with the first product launched in partnership with Dillard's, Inc. one of the nation's largest retailers;

      - Began issuing the first American Express credit card denominated in U.S. dollars in the Cambodian market as part of our partnership with Cambodia Mekong Bank Public Limited; and

      - Extended our partnership with PBZ Card d.o.o. Zagreb, the only issuer of American Express cards in Croatia, to issue the Green, Gold and Platinum line of cards in Bosnia and Herzegovina.

                            AMERICAN EXPRESS COMPANY
                           FIRST QUARTER 2006 OVERVIEW
                                  CONSOLIDATED

(Preliminary)

                              Statements of Income
                                  (GAAP basis)

                                                             Quarters Ended    Percentage
(millions)                                                     March 31,        Inc/(Dec)
                                                           -----------------   ----------
                                                            2006      2005
                                                          --------   -------
Revenues:
   Discount revenue                                        $ 2,969   $ 2,639       13%
   Cardmember lending net finance charge revenue               729       592       23
   Net card fees                                               520       498        4
   Travel commissions and fees                                 418       422       (1)
   Other commissions and fees                                  639       558       15
   Securitization income, net                                  386       316       22
   Other investment and interest income, net                   275       261        5
   Other                                                       396       354       12
                                                          --------   -------
         Total                                               6,332     5,640       12
                                                          --------   -------

Expenses:
   Marketing, promotion, rewards and cardmember services     1,522     1,323       15
   Human Resources                                           1,240     1,187        4
   Provisions for losses and benefits:
       Charge card                                             209       215       (3)
       Cardmember lending                                      321       295        9
       Investment certificates and other                       138        79       75
                                                          --------   -------
         Total                                                 668       589       13
    Professional services                                      561       487       15
    Occupancy and equipment                                    346       336        3
    Interest                                                   279       201       39
    Communications                                             113       117       (3)
    Other                                                      278       312      (11)
                                                          --------   -------
         Total                                               5,007     4,552       10
                                                          --------   -------

Pretax income from continuing operations                     1,325     1,088       22
Income tax provision                                           449       343       31
                                                          --------   -------
Income from continuing operations                              876       745       18

(Loss)/Income from discontinued operations, net of tax          (3)      201        #
                                                          --------   -------
Net income                                                 $   873   $   946       (8)
                                                          ========   =======

EPS-Basic
    Income from continuing operations                      $  0.71   $  0.60       18
                                                          ========   =======
    (Loss)/Income from discontinued operations                   -   $  0.16        #
                                                          ========   =======
    Net Income                                             $  0.71   $  0.76       (7)
                                                          ========   =======
EPS-Diluted
    Income from continuing operations                      $  0.70   $  0.59       19
                                                          ========   =======
    (Loss)/Income from discontinued operations            ($  0.01)  $  0.16        #
                                                          ========   =======
    Net Income                                             $  0.69   $  0.75       (8)
                                                          ========   =======

# Denotes variance greater than 100%.
Note: Amounts herein reflect certain reclassifications as noted in the Company's Form 8-K, filed with the SEC, dated April 5, 2006.

o     1Q '06 Income from continuing operations included:
      -- A $112MM ($73MM after-tax) charge related to a higher redemption rate estimate within the U.S. Membership Rewards reserve;
      -- A $72MM ($47MM after-tax) net reduction in finance charge revenues and securitization income related to higher than anticipated cardmember completion of consumer debt repayment programs and certain associated payment waivers;
      -- A $63MM ($53MM after-tax) higher provision for credit losses in Taiwan due primarily to the impact of industry-wide credit issues within the market;
      -- An estimated favorable impact of $150MM ($98MM after-tax) from lower early credit write-offs, primarily related to last year's bankruptcy legislation in the U.S., and lower than expected costs related to Hurricane Katrina; and
      -- An $88MM ($40MM after-tax) gain related to the completion of the sale of our stake in EAB.

o 1Q '06 and 1Q '05 Income from continuing operations included $25MM ($16MM after-tax) and $21MM ($14MM after-tax), respectively, of reengineering costs related to restructuring efforts in our business travel and international card areas in both periods, and within our Travelers Cheque business in 1Q '06 and finance and technology areas in 1Q '05.

                            AMERICAN EXPRESS COMPANY
                           FIRST QUARTER 2006 OVERVIEW
                                  CONSOLIDATED

o     Net Income including discontinued operations decreased 8% to $873MM.
      - The 1Q '06 loss from discontinued operations was $3MM after-tax versus income of $201MM after-tax last year.

o SHARE REPURCHASES: During 1Q '06, 18MM shares were repurchased versus 4MM shares in 4Q '05 and 12MM shares in 1Q '05. We repurchased a higher level of shares during 1Q '06 after activity was reduced last year due to the impact of the September 30, 2005 spin-off of Ameriprise. Since the inception of repurchase programs in December 1994, 548MM shares have been acquired under cumulative Board authorizations to repurchase up to 570MM shares, including purchases made under agreements with third parties.

                                                          Millions of Shares
                                                       ------------------------
      -    AVERAGE SHARES:                             1Q '06   4Q '05   1Q '05
                                                       ------   ------   ------
            Basic                                       1,232    1,232    1,239
                                                       ======   ======   ======
            Diluted                                     1,258    1,258    1,264
                                                       ======   ======   ======
      -    ACTUAL SHARE ACTIVITY:
            Shares outstanding - beginning of period    1,241    1,239    1,249
            Repurchase of common shares                   (18)      (4)     (12)
            Employee benefit plans, compensation and
              other                                        10        6        8
                                                       ------   ------   ------
            Shares outstanding - end of period          1,233    1,241    1,245
                                                       ======   ======   ======

o CAPITAL RETURNED TO SHAREHOLDERS: Including share repurchases and dividends, during 1Q '06, we returned 93% of capital generated to shareholders. On a cumulative basis, since 1994, we have returned 66% of capital generated.

o CONSOLIDATED REVENUES: Consolidated revenues increased 12%, reflecting increases versus last year of 15% within U.S. Card Services ("USCS"), 7% within International Card & Global Commercial Services ("ICGCS") and 11% within Global Network & Merchant Services ("GNMS"). Revenues increased due to higher discount revenues, increased cardmember lending net finance charge revenue, higher other commissions and fees, increased securitization income, net, greater other revenues, increased net card fees, and greater other investment and interest income, partially offset by lower travel commissions and fees. Translation of foreign currency reduced the 12% revenue growth rate by 1%.

o CONSOLIDATED EXPENSES: Consolidated expenses increased 10%, reflecting increases versus last year of 15% within USCS, a 5% increase in ICGCS, and a 5% decrease within GNMS. Expense growth reflected increased marketing, promotion, rewards and cardmember services costs, higher provision for losses and benefits, higher professional services expenses, higher human resources expenses, greater interest costs and larger occupancy and equipment costs, partially offset by lower other expenses and communication costs. Translation of foreign currency reduced the 10% expense growth rate by 1%.

o PRE-TAX MARGIN: Was 20.9% in 1Q '06 compared with 15.0% in 4Q '05 and 19.3% in 1Q '05.

o EFFECTIVE TAX RATE: Was 34% in 1Q '06, as compared to 22% in 4Q '05 and 32% in 1Q '05. The 1Q '06 rate reflects a relatively high effective tax rate related to the gain on the sale of our stake in EAB, resulting from foreign exchange translation impacts, in addition to a relatively low effective tax rate benefit on the credit losses in Taiwan. The lower tax rate in 4Q '05 reflected a $60MM benefit related to finalization of state tax returns.

                            AMERICAN EXPRESS COMPANY
                           FIRST QUARTER 2006 OVERVIEW
                                  CONSOLIDATED

o DISCOUNT REVENUE: A 16% increase in billed business, partially offset by a lower average discount rate, yielded a 13% increase in discount revenue.
      - The average discount rate* was 2.58% in 1Q '06 versus 2.55% in 4Q '05 and 2.61% in 1Q '05. The decrease versus last year continues to reflect selective repricing initiatives and ongoing changes in the mix of spending between various merchant segments. The increase versus 4Q '05 reflects the seasonally higher retail spend levels during the fourth quarter and costs associated with investments in strategic merchant partnerships last quarter.
            -- We believe the AXP merchant value proposition is strong. However, as indicated in prior quarters, selective repricing initiatives, continued changes in the mix of business and volume-related pricing discounts will likely continue to result in some erosion of the average discount rate over time.

                                                          Quarters Ended         Percentage
                                                             March 31,           Inc/(Dec)
                                                        ---------------------    ----------
                                                          2006         2005
                                                        --------     --------
      Card billed business* (billions):
          United States                                 $   92.9     $   79.6         17%
          Outside the United States                         34.3         29.7         15
                                                        --------     --------
          Total                                         $  127.2     $  109.3         16
                                                        ========     ========
      Cards in force (millions):
          United States                                     44.0         40.3          9
          Outside the United States                         28.5         25.8         10
                                                        --------     --------
          Total                                             72.5         66.1         10
                                                        ========     ========
      Basic cards in force (millions):
          United States                                     33.7         30.6         10
          Outside the United States                         23.6         21.3         11
                                                        --------     --------
          Total                                             57.3         51.9         10
                                                        ========     ========
      Average basic cardmember spending**
          United States                                 $  2,909     $  2,685          8
          Outside the United States                     $  1,967     $  1,826          8
          Total                                         $  2,612     $  2,412          8

       *    For additional information about billed business and discount rate calculations, please refer to the First Quarter 2006 Earnings
            Release, American Express Company Selected Statistical Information
            pages.
      **    Proprietary card activity only.

      - WORLDWIDE BILLED BUSINESS: The 16% increase in worldwide billed business reflected a 16% increase in USCS and ICGCS, and a 25% increase in Global Network Services ("GNS") partner volume. Worldwide average spend per proprietary basic card grew by 8% and total cards in force grew by 10%.
            -- U.S. billed business was up 17% reflecting growth of 15% within our consumer card business, a 19% increase in small business spending and a 17% improvement in Corporate Services volumes.
                  -     Spending per proprietary basic card in force increased
                        8%.
                  - U.S. non-T&E-related volume categories (which represented approximately 65% of 1Q '06 U.S. billed business) grew 17%, while T&E volumes rose 14%.
                  - U.S. airline-related volume, which represented approximately 14% of total U.S. volumes during the quarter, increased 17% due to a 6% increase in transaction volume and an 11% higher average airline charge.
            --    Excluding the impact of foreign exchange translation:
                  - Worldwide billed business and spending per proprietary basic card in force increased 17% and 9%, respectively.
                  - Total billed business outside the U.S. rose 19%, reflecting double-digit proprietary growth in all regions, with the largest increases in Canada and Europe.
                  - Within our proprietary business, billed business outside the U.S. reflected 16% growth in consumer and small business spending, as well as 24% growth in Corporate Services volumes.
                  - Spending per proprietary basic card in force outside the U.S. rose 11%.
                  - Worldwide airline volumes, which represented approximately 13% of total volumes during the quarter, increased 21% on 10% growth in transaction volume, and a 10% increase in the average airline charge.

      - CARDS IN FORCE: Rose 10% worldwide due to an increase of 8% in USCS, 7% in ICGCS and 24% in GNS. Continued robust card acquisitions within both the proprietary and GNS activities, as well as continued solid average customer retention levels, drove this change.
                  - 1.0MM and 500K cards were added during the quarter in the U.S. and the non-U.S. businesses, respectively.

O CARDMEMBER LENDING NET FINANCE CHARGE REVENUE: Increased 23% on 23% growth in average worldwide lending balances on an owned basis and a relatively flat portfolio yield.
      - Annualized net finance charge revenue as a percentage of average loans in the worldwide owned portfolio was 9.1% in 1Q '06 versus 9.0% in 4Q '05 and 1Q '05. The slight increase versus last year reflects a lower proportion of the U.S. portfolio on introductory rates and increased finance charge rates, which were partially offset by the reduction in finance charge revenues related to cardmember completion of consumer debt repayment programs, in addition to rising funding costs.

                            AMERICAN EXPRESS COMPANY
                           FIRST QUARTER 2006 OVERVIEW
                                  CONSOLIDATED

o NET CARD FEES: Grew 4% due to higher cards in force which were partially offset by a lower average fee. In 1Q '06 the average annual fee per proprietary card in force was $34, versus $35 in 4Q '05 and 1Q '05.

o TRAVEL COMMISSIONS AND FEES: Declined 1% reflecting lower average transaction fees, due in part to the ongoing transition to online booking. Travel sales increased 6%.

o OTHER COMMISSIONS AND FEES: Increased 15% on higher card-related assessment and conversion revenues.

o SECURITIZATION INCOME, NET: Increased 22% as a greater average balance of securitized loans, a higher portfolio yield and a decrease in portfolio write-offs were partially offset by greater interest expense due to a higher coupon rate paid to certificate holders. Securitization income, net represents the non-credit provision components of the net gains and charges from securitization activities within the USCS segment, the amortization and related impairment charges, if any, of the related interest-only strip, excess spread related to securitized loans, net finance charge revenue on retained interests in securitized loans, and servicing income, net of related discounts or fees.

      - During 1Q '06 and 1Q '05, net securitization gains, including the credit components, reflected a decrease in pretax income of $22MM ($14MM after-tax) and a gain of $6MM ($4MM after-tax), respectively. The 1Q '06 decrease in pretax income was due to the impact of maturities which was larger than the impact of new issuances. The average balance of Cardmember lending securitizations was $21.3B in 1Q '06, compared with $20.1B in 1Q '05.

o OTHER INVESTMENT AND INTEREST INCOME, NET: Increased 5% largely due to higher interest rates on a greater level of short-term investments.

o OTHER REVENUES: Increased 12% primarily due to fees associated with transition services agreements with Ameriprise Financial, Inc.

o MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES EXPENSES: Increased 15%, reflecting the greater rewards costs and modestly higher marketing and promotion expenses previously discussed.

o HUMAN RESOURCES EXPENSE: Increased 4% due to higher headcount, merit increases and larger benefit costs, partially offset by lower management incentive expenses.

o PROVISIONS FOR LOSSES AND BENEFITS: Increased 13% as the lending and investment certificate and other provisions growth of 9% and 75%, respectively, was slightly offset by a 3% decline in the charge card provision. The increase in the lending provision was driven by the impact of industry-wide credit issues in Taiwan and higher volumes, partially offset by the favorable impact of lower early credit write-offs, primarily related to the 4Q '05 U.S. bankruptcy legislation and lower than expected costs related to Hurricane Katrina. The investment certificate and other provision rose due to higher interest rates on larger investment certificate balances.

      - Overall credit quality continued to perform well. Reserve coverage ratios, which are in excess of 100% of past due balances, remained strong.

      -     WORLDWIDE CHARGE CARD:*
            -- The loss ratio decreased versus last quarter and last year. Past due rates improved versus last year, but increased versus last quarter, consistent with seasonal patterns.

                                                         3/06             12/05              3/05
                                                        -----             -----             -----
      Net loss ratio as a % of charge volume             0.19%             0.29%             0.23%
      90 days past due as a % of receivables              1.8%              1.6%              1.9%

                                                         3/06             12/05              3/05
                                                        -----             -----             -----
      Total Receivables (billions)                      $33.2             $34.2             $30.0
      Reserves (millions)                               $ 978             $ 942             $ 831
      % of receivables                                    2.9%              2.8%              2.8%
      % of 90 day past due accounts                       163%              177%              147%

                            AMERICAN EXPRESS COMPANY
                           FIRST QUARTER 2006 OVERVIEW
                                  CONSOLIDATED

      -     WORLDWIDE LENDING:**
            -- The write-off rate declined versus last year and last quarter. Past due levels declined versus last year, but increased versus last quarter, consistent with seasonal patterns.

                                                         3/06             12/05              3/05
                                                        -----             -----             -----
      Net write-off rate                                  3.3%              4.2%              4.1%
      30 days past due as a % of loans                    2.6%              2.5%              2.7%

                                                         3/06             12/05              3/05
                                                        -----             -----             -----
      Total Loans (billions)                            $ 32.7            $33.1             $25.9
      Reserves (millions)                               $1,053            $ 996             $ 918
      % of total loans                                     3.2%             3.0%              3.6%
      % of 30 days past due accounts                       123%             122%              134%

      * There are no off-balance sheet Charge Card securitizations. Therefore, "Owned Basis" and "Managed Basis" credit quality statistics for the Charge Card portfolio are the same.

      ** All lending statistics are presented here on a GAAP or "Owned Basis". "Managed Basis" credit quality statistics are available in the First Quarter 2006 Earnings Release on the Consolidated Selected Statistical Information pages. Credit trends are generally consistent under both reporting methods.

O PROFESSIONAL SERVICES EXPENSE: Rose 15% reflecting increased technology costs related to higher business and service-related volumes.

o OCCUPANCY AND EQUIPMENT EXPENSE: Rose 3% primarily due to expenses related to the consolidation of certain New York facilities.

o INTEREST EXPENSE: Rose 39% due to a higher effective cost of funds and higher receivable balances.

o COMMUNICATIONS EXPENSE: Decreased 3% versus last year due to reengineering-related saves partially offset by increased volumes.

o OTHER EXPENSE: Decreased 11% due primarily to the inclusion of the $88MM gain related to the completion of the sale of our stake in EAB, partially offset by increased business volumes.

                                CORPORATE & OTHER

o Net expense of $49MM in 1Q '06 compared with net expense of $62MM in 4Q '05 and $40MM in 1Q '05. 4Q '05 reflects a $14MM tax benefit, $11MM ($7MM after-tax) of expense due to the consolidation of New York facilities, an additional $10MM ($7MM after-tax) of reengineering costs related primarily to initiatives within our technology function, and $8MM after-tax of spin-off related expenses.

                            AMERICAN EXPRESS COMPANY
                           FIRST QUARTER 2006 OVERVIEW
                                  CONSOLIDATED

SUPPLEMENTAL INFORMATION - PRO FORMA ROE

The Company's consolidated return on equity (ROE) is calculated on a trailing 12-month basis using reported net income over average total shareholders' equity (including discontinued operations). The Company also reports pro forma ROE, which is determined on a trailing 12-month basis using income from continuing operations (which excludes discontinued operations) over average month-end shareholders' equity for the period from September 30, 2005 through March 31, 2006. Management believes pro forma ROE is an important measure because it reflects performance of the Company's continuing businesses by excluding the impact of Ameriprise Financial, Inc. and American Express Tax and Business Services, Inc., which were disposed of as of September 30, 2005.

      ROE                                           Pro Forma ROE
      ---                                           -------------
      Trailing 12-months net income: $3.7B          Trailing 12-months income from continuing operations: $3.4B
      Average total shareholders' equity: $13.4B    Average month-end shareholders' equity for the period
                                                    from September 30, 2005 through March 31, 2006:  $10.4B
      ROE:  27%                                     Pro forma ROE: 32%

                                       ***

MANAGED BASIS

USCS segment results are presented on a managed basis and ICGCS, GNMS and Corporate & Other segment results are presented on a GAAP basis.

For USCS, managed basis means the presentation assumes there have been no securitization transactions, i.e. all securitized cardmember loans and related income effects are reflected as if they were in the Company's balance sheet and income statements, respectively. The Company presents USCS information on a managed basis because that is the way the Company's management views and manages the business. Management believes that a full picture of trends in the Company's cardmember lending business can only be derived by evaluating the performance of both securitized and non-securitized cardmember loans. Asset securitization is just one of several ways for the Company to fund cardmember loans. Use of a managed basis presentation, including non-securitized and securitized cardmember loans, presents a more accurate picture of the key dynamics of the cardmember lending business, avoiding distortions due to the mix of funding sources at any particular point in time. The Company does not currently securitize international loans.

Irrespective of the funding mix, it is important for management and investors to see metrics, such as changes in delinquencies and write-off rates, for the entire cardmember lending portfolio because they are more representative of the economics of the aggregate cardmember relationships and ongoing business performance and trends over time. It is also important for investors to see the overall growth of cardmember loans and related revenue in order to evaluate market share. These metrics are significant in evaluating the Company's performance and can only be properly assessed when all non-securitized and securitized cardmember loans are viewed together on a managed basis.

The managed basis presentation for USCS also reflects an increase to interest income recorded to enable management to evaluate tax-exempt investments on a basis consistent with taxable investment securities. On a GAAP basis, interest income associated with tax-exempt investments is recorded based on amounts earned. Accordingly, information presented on a managed basis assumes that tax-exempt securities earned income at rates as if the securities produced taxable income with a corresponding increase in the provision for income taxes.

                            AMERICAN EXPRESS COMPANY
                           FIRST QUARTER 2006 OVERVIEW
                               U.S. CARD SERVICES

The following table compares and reconciles the GAAP basis USCS income statements to the managed basis information, where different.

Management views any net gains from securitizations as discretionary benefits to be used for card acquisition expenses, which are reflected in both marketing, promotion, rewards and cardmember services and other operating expenses. Consequently, the managed basis presentation assumes the impact of this net activity to be offset by lower marketing, promotion, rewards and cardmember services expenses and other operating expenses. Accordingly, the incremental expenses, as well as the impact of the net lending securitization activity, are eliminated in 1Q '05. During 1Q '06, net securitization activity generated a loss, due to more maturities than issuances, the result of which was an increase of $13MM and $9MM, respectively, in the Managed Basis marketing, promotion, rewards and cardmember services expenses and human resources and other operating expenses, reflecting the assumption that spending on a GAAP Basis was lower due to the loss.

                         CONDENSED STATEMENTS OF INCOME
                          MANAGED BASIS RECONCILIATION

(Preliminary, millions)

                                                                 Securitization     Tax Equivalent
                                           GAAP Basis                Effect             Effect               Managed Basis
------------------------------------------------------------   -----------------   -----------------   -------------------------
                                                        %                                                                    %
                                                       Inc/                                                                 Inc/
Quarters Ended March 31,              2006      2005   (Dec)    2006      2005      2006      2005       2006      2005    (Dec)
------------------------------------------------------------   -----------------   -----------------   -------------------------
Revenues:
Discount revenue, net card fees
  and other                         $ 2,314   $ 2,059   12%    $    48   $    53   $    55   $    57   $ 2,417     2,169    11%
Cardmember Lending:
   Finance charge revenue               674       522   29         733       609                         1,407     1,131    24
   Interest expense                     194       120   62         247       140                           441       260    70
------------------------------------------------------------   -----------------                       -------------------------
     Net finance charge revenue         480       402   19         486       469                           966       871    11
------------------------------------------------------------   -----------------                       -------------------------
Securitization income, net              386       316   22        (386)     (316)                            -         -     -
------------------------------------------------------------   -----------------   -----------------   -------------------------
     Total                            3,180     2,777   15         148       206        55        57     3,383     3,040    11
------------------------------------------------------------   -----------------   -----------------   -------------------------
Expenses:

Marketing, promotion, rewards
  and cardmember services             1,034       837   24          13        (4)                        1,047       833    26

Provision for losses                    307       342  (10)        126       212                           433       554   (22)
Human resources and other
  operating expenses                  1,043       895   17           9        (2)                        1,052       893    18
------------------------------------------------------------   -----------------                       -------------------------
     Total                            2,384     2,074   15     $   148   $   206                         2,532     2,280    11
------------------------------------------------------------   -----------------                       -------------------------

Pretax segment income                   796       703   13                              55        57       851       760    12
Income tax provision                    250       221   13                         $    55   $    57   $   305   $   278    10
------------------------------------------------------------                       -----------------   -------------------------
Segment income                      $   546   $   482   13
------------------------------------------------------------

                            AMERICAN EXPRESS COMPANY
                           FIRST QUARTER 2006 OVERVIEW
                               U.S. CARD SERVICES

STATISTICAL INFORMATION

                                                   Quarters Ended     Percentage
                                                      March 31,        Inc/(Dec)
                                                 ------------------   ----------
                                                   2006       2005
                                                 -------    -------
             Card billed business (billions)      $ 75.3     $ 65.0       16%
             Total cards in force (millions)        38.3       35.5        8
             Basic cards in force (millions)        28.4       26.1        9
             Average basic cardmember spending*   $2,690     $2,506        7
             Segment Capital (billions)           $  5.0     $  4.4       14
             Return on Segment Capital**            39.4%      39.4%       -

                   * Proprietary cards only.

                  ** Computed on a trailing 12-month basis using segment income and equity capital allocated to segments based upon specific business operational needs, risk measures and regulatory capital requirements.

      - BILLED BUSINESS: The 16% increase in USCS billed business reflected a 7% increase in spending per proprietary basic card and 8% growth in cards in force.

            -- Within the U.S. consumer business, billed business grew 15%; small business volumes rose 19%.

      - CARDS IN FORCE: Increased by 2.8MM, or 8%, versus last year on continued strong card acquisition activity.

MANAGED P&L DISCUSSION

o NET INCOME: Increased 13% as revenues and expenses both increased 11%. 1Q '06 included:
      - A $106MM ($69MM after-tax) charge related to a higher redemption rate estimate within the U.S. Membership Rewards reserve;
      - A $72MM ($47MM after-tax) net reduction in finance charge revenues related to higher than anticipated cardmember completion of consumer debt repayment programs and certain associated payment waivers;
      - A $9MM ($6MM after-tax) charge related to reengineering activities within our Travelers Cheque business; and
      - An estimated favorable impact of $140MM ($91MM after-tax) from lower early credit write-offs, primarily related to last year's bankruptcy legislation, and lower than expected costs related to Hurricane Katrina.

      - PRE-TAX MARGIN: Was 25.2% in 1Q '06 versus 16.9% in 4Q '05 and 25.0% in 1Q '05.

      - EFFECTIVE TAX RATE: Was 36% in 1Q '06 compared to 30% in 4Q '05 and 37% in 1Q '05. The lower 4Q '05 tax rate reflects a $29MM tax benefit primarily related to the finalization of state tax returns.

o DISCOUNT REVENUE, NET CARD FEES AND OTHER REVENUES: Increased 11%, largely due to increases in billed business volumes.

o NET FINANCE CHARGE REVENUE: Increased 11% on 15% growth in average lending balances.

      - Annualized net finance charge revenue as a percentage of average loans was 8.7% in 1Q '06 versus 9.1% in 4Q '05 and 8.9% in 1Q '05. The decrease versus last year and last quarter reflects the impact of the reduction in finance charge revenues related to higher than anticipated cardmember completion of consumer debt repayment programs.

o MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES EXPENSES: Rose 26% due to the higher Membership Rewards redemption rate estimate discussed above, higher volume-related rewards costs, and increased marketing and promotion costs due to the continuation of business-building activities.

                            AMERICAN EXPRESS COMPANY
                           FIRST QUARTER 2006 OVERVIEW
                               U.S. CARD SERVICES

o PROVISION FOR LOSSES: Declined 22% reflecting the favorable impact of lower early credit write-offs, primarily related to last year's bankruptcy legislation, and lower than expected costs related to Hurricane Katrina, partially offset by higher volumes.

      -     CHARGE CARD: *
            -- The loss ratio declined from last year and last quarter. Past due levels were flat versus last year and increased versus last quarter, consistent with seasonal patterns.

                                                           3/06   12/05    3/05
                                                          -----   -----   -----
                  Total Receivables (billions)            $17.2   $19.2   $15.7
                  Net loss ratio as a % of charge volume   0.20%   0.38%   0.25%
                  90 days past due as a % of total          2.3%    1.8%    2.3%

      -     CARDMEMBER LENDING: **
            -- The write-off rate declined significantly versus last year and last quarter due to a lower level of write-offs following the effect of last year's bankruptcy legislation. The past due rate rose versus last quarter, but was lower than last year.

                                                       3/06     12/05      3/05
                                                      -----     -----     -----
                  Total Loans (billions)              $45.1     $46.0     $39.2
                  Net write-off rate                    2.6%      4.6%      4.1%
                  30 days past due as a % of loans      2.4%      2.3%      2.5%

       * There are no off-balance sheet Charge Card securitizations. Therefore, "Owned Basis" and "Managed Basis" credit quality statistics for the Charge Card portfolio are the same.

      ** As previously described, this information is presented on a "Managed Basis". "Owned Basis" credit quality statistics are available in the First Quarter 2006 Earnings Release on the U.S. Card Services Selected Statistical Information pages. Credit trends are generally consistent under both reporting methods.

o HUMAN RESOURCES AND OTHER OPERATING EXPENSES: Increased 18% due to greater interest expense and higher human resources costs. In addition, operating expenses rose, reflecting volume related costs.

                            AMERICAN EXPRESS COMPANY
                           FIRST QUARTER 2006 OVERVIEW
                 INTERNATIONAL CARD & GLOBAL COMMERCIAL SERVICES

(Preliminary)
                         CONDENSED STATEMENTS OF INCOME
                                  (GAAP Basis)

                                                            Quarters Ended     Percentage
(millions)                                                     March 31,        Inc/(Dec)
                                                           ----------------    ----------
                                                            2006      2005
                                                           ------    ------
Revenues:
   Discount revenue, net card fees and other               $2,109    $1,982        6%
   Cardmember Lending:
     Finance charge revenue                                   293       247       19
     Interest expense                                          99        83       19
                                                           ------    ------
       Net finance charge revenue                             194       164       18
                                                           ------    ------
         Total                                              2,303     2,146        7
                                                           ------    ------
Expenses:
   Marketing, promotion, rewards and cardmember services      343       310       11
   Provision for losses and benefits                          349       228       53
   Human resources and other operating expenses             1,300     1,366       (5)
                                                           ------    ------
         Total                                              1,992     1,904        5
                                                           ------    ------
Pretax segment income                                         311       242       29
Income tax provision                                           98        50       96
                                                           ------    ------
Net income                                                 $  213    $  192       11
                                                           ======    ======

STATISTICAL INFORMATION

                                                      Quarters Ended  Percentage
                                                         March 31,     Inc/(Dec)
                                                      --------------  ----------
                                                       2006    2005
                                                      ------  ------
                  Card billed business (billions)     $ 45.2  $ 39.1     16%
                  Total cards in force (millions)       23.2    21.7      7
                  Basic cards in force (millions)       18.4    17.2      7
                  Average basic cardmember spending*  $2,494  $2,275     10
                  Segment Capital (billions)          $  4.3  $  3.8     13
                  Return on Segment Capital**           23.2%   21.3%     -

             * Proprietary cards only.

            ** Computed on a trailing 12-month basis using segment income and equity capital allocated to segments based upon specific business operational needs, risk measures and regulatory capital requirements.

      - BILLED BUSINESS: The 16% increase in billed business reflects a 10% increase in spending per proprietary basic card and 7% growth in cards in force.
            -- Excluding the impact of foreign exchange translation, billed business and spending per proprietary basic card in force increased 18% and 12%, respectively.
            - All of AXP's major geographic regions experienced double-digit growth.
            - International consumer and small business spending rose 16%; global corporate spending rose 19%.

      - CARDS IN FORCE: Rose 7% versus last year. Total cards in force rose 500K during the quarter.

P&L DISCUSSION

o NET INCOME: Increased 11% as revenues rose 7% and expenses increased by 5%. 1Q '06 included:

      - A $63MM ($53MM after-tax) higher provision for credit losses in Taiwan due primarily to the impact of industry-wide credit issues within the market;
      - $19MM ($12MM after-tax) of reengineering costs, related principally to initiatives in our corporate travel and international card businesses. 1Q '05 reflected $12MM ($8MM after-tax) of costs related to reengineering activities within business travel and the decision to sell certain banking operations;
      - A $6MM ($4MM after-tax) charge related to a higher redemption rate estimate within the U.S. Membership Rewards reserve; and
      - An $88MM ($40MM after-tax) gain related to the completion of the sale of our stake in EAB.

      - PRE-TAX MARGIN: Was 13.5% in 1Q '06, versus 12.6% in 4Q '05 and 11.3% in 1Q '05.

      - EFFECTIVE TAX RATE: Was 32% in 1Q '06, compared to 20% in 4Q '05 and 21% in 1Q '05. The 1Q '06 tax rate reflects a relatively high effective tax rate related to the gain on the sale of our stake in EAB, resulting from foreign exchange translation impacts, in addition to a relatively low effective tax rate benefit on the credit losses in Taiwan.

                            AMERICAN EXPRESS COMPANY
                           FIRST QUARTER 2006 OVERVIEW
                 INTERNATIONAL CARD & GLOBAL COMMERCIAL SERVICES

o DISCOUNT REVENUE, NET CARD FEES AND OTHER REVENUES: The increase of 6% versus 1Q '05 was driven primarily by the higher level of card spending, as well as modest growth in international banking revenues, partially offset by a decline in travel commissions and fees.

o NET FINANCE CHARGE REVENUE: Increased 18% due to 17% growth in average lending balances.

o MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES EXPENSES: Increased 11%, reflecting greater rewards costs and higher marketing and promotion expenses.

o PROVISION FOR LOSSES AND BENEFITS: Increased 53% due to the industry-wide credit issues in Taiwan and higher interest rates on larger investment certificate balances.

      -     CHARGE CARD: *
            -- The loss ratio decreased versus last year and last quarter, while past due amounts declined from last year, but were consistent with last quarter.

                                                           3/06   12/05    3/05
                                                          -----   -----   -----
                  Total Receivables (billions)            $15.6   $14.5   $14.4
                  Net loss ratio as a % of charge volume   0.17%   0.18%   0.22%
                  90 days past due as a % of total          1.3%    1.3%    1.4%

      -     CARDMEMBER LENDING:*
            -- Past due rates rose versus last year and last quarter; write-off rates increased from last year and last quarter.

                                                        3/06     12/05    3/05
                                                       -----     -----    -----
                  Cardmember Loans (billions)          $ 8.4     $ 8.3    $7.1
                  30 days past due as a % of loans       3.2%      2.8%    2.8%
                  Net write-off rate                     5.5%      4.4%    4.3%

                  * There are no off-balance sheet Charge Card and currently no off-balance sheet international lending securitizations. Therefore, "Owned Basis" and "Managed Basis" credit quality statistics for the Charge Card and lending portfolio are the same.

o HUMAN RESOURCES AND OTHER OPERATING EXPENSES: Decreased by 5% as higher interest expenses, human resources and other operating expenses were more than offset by the $88MM EAB gain.

                            AMERICAN EXPRESS COMPANY
                           FIRST QUARTER 2006 OVERVIEW
                       GLOBAL NETWORK & MERCHANT SERVICES

                         Condensed Statements of Income
                                  (GAAP Basis)

            (Preliminary)                             Quarters Ended  Percentage
                                                         March 31,     Inc/(Dec)
                                                    ----------------  ----------
            (millions)                               2006      2005
                                                    ------    ------
            Revenues:
               Discount revenue, fees and other     $  705    $  638      11%
                                                    ------    ------
            Expenses:
               Marketing and promotion                 135       165     (18)
               Provision for losses                     10        17     (41)
               Human resources and other operating
                  expenses                             298       285       5
                                                    ------    ------
                 Total                                 443       467      (5)
                                                    ------    ------
            Pretax segment income                      262       171      53
            Income tax provision                        96        60      60
                                                    ------    ------
            Segment income                          $  166    $  111      50
                                                    ======    ======

STATISTICAL INFORMATION

                                                     Quarters Ended   Percentage
                                                        March 31,     Inc/(Dec)
                                                    ----------------  ----------
                                                     2006      2005
                                                    ------    ------
            Global Card Billed Business*(billions)  $127.2    $109.3      16%
            Segment Capital (billions)              $  1.3    $  1.1      24
            Return on Segment Capital**               51.7%     53.6%      -

            Global Network Services:***
            Card billed business (billions)         $  6.6    $  5.3      25
            Total cards in force (millions)           11.0       8.9      24

            * Includes activities related to proprietary cards, cards
              issued under GNS partnership agreements, cash advances on proprietary cards and certain insurance fees charged on proprietary cards.

           ** Computed on a trailing 12-month basis using segment income and equity capital allocated to segments based upon specific business operational needs, risk measures and regulatory capital requirements.

          *** 1Q '06 billed business and cards in force reflect the transfer to the ICGCS segment, in the quarter, of corporate card accounts in certain emerging markets that had been managed within GNS.

P&L DISCUSSION

o NET INCOME: Increased 50% on 11% revenue growth and a 5% decrease in expenses, due primarily to an 18% decline in marketing and promotion expenses.

      - PRE-TAX MARGIN: Was 37.2% in 1Q '06 versus 34.8% in 4Q '05 and 26.8% in 1Q '05.

      - EFFECTIVE TAX RATE: Was 37% in 1Q '06 versus 34% in 4Q '05 and 35% in 1Q '05.

o DISCOUNT REVENUE, FEES AND OTHER REVENUE: Increased 11% reflecting growth in network-related discount revenues generated from the 16% increase in global card billed business, partially offset by the impact of the decline in the overall discount rate.

o MARKETING AND PROMOTION: Expenses decreased 18%, reflecting lower marketing and promotion costs due to a reduction in spending on brand-related activities.

o HUMAN RESOURCES AND OTHER OPERATING EXPENSES: Increased 5% reflecting higher business volumes and greater salary and benefit costs, partially offset by a larger interest expense credit related to internal transfer pricing which recognizes the merchant services' accounts payable-related funding benefit.

                INFORMATION RELATED TO FORWARD LOOKING STATEMENTS

      THIS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT TO RISKS AND UNCERTAINTIES. THE WORDS "BELIEVE," "EXPECT," "ANTICIPATE," "OPTIMISTIC," "INTEND," "PLAN," "AIM," "WILL," "MAY," "SHOULD," "COULD," "WOULD," "LIKELY," AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING: THE COMPANY'S ABILITY TO GENERATE SUFFICIENT NET INCOME TO ACHIEVE A RETURN ON EQUITY ON A GAAP BASIS OF 28 PERCENT TO 30 PERCENT; THE COMPANY'S ABILITY TO GROW ITS BUSINESS AND MEET OR EXCEED ITS RETURN ON SHAREHOLDERS' EQUITY TARGET BY REINVESTING APPROXIMATELY 35 PERCENT OF ANNUALLY-GENERATED CAPITAL, AND RETURNING APPROXIMATELY 65 PERCENT OF SUCH CAPITAL TO SHAREHOLDERS, OVER TIME, WHICH WILL DEPEND ON THE COMPANY'S ABILITY TO MANAGE ITS CAPITAL NEEDS AND THE EFFECT OF BUSINESS MIX, ACQUISITIONS AND RATING AGENCY REQUIREMENTS; CONSUMER AND BUSINESS SPENDING ON THE COMPANY'S CREDIT AND CHARGE CARD PRODUCTS AND TRAVELERS CHEQUES AND OTHER PREPAID PRODUCTS AND GROWTH IN CARD LENDING BALANCES, WHICH DEPEND IN PART ON THE ABILITY TO ISSUE NEW AND ENHANCED CARD AND PREPAID PRODUCTS, SERVICES AND REWARDS PROGRAMS, AND INCREASE REVENUES FROM SUCH PRODUCTS, ATTRACT NEW CARDMEMBERS, REDUCE CARDMEMBER ATTRITION, CAPTURE A GREATER SHARE OF EXISTING CARDMEMBERS' SPENDING, SUSTAIN PREMIUM DISCOUNT RATES ON ITS CARD PRODUCTS IN LIGHT OF REGULATORY AND MARKET PRESSURES, INCREASE MERCHANT COVERAGE, RETAIN CARDMEMBERS AFTER LOW INTRODUCTORY LENDING RATES HAVE EXPIRED, AND EXPAND THE GLOBAL NETWORK SERVICES BUSINESS; THE COMPANY'S ABILITY TO INTRODUCE NEW PRODUCTS, REWARD PROGRAM ENHANCEMENTS AND SERVICE ENHANCEMENTS ON A TIMELY BASIS DURING 2006; THE SUCCESS OF THE GLOBAL NETWORK SERVICES BUSINESS IN PARTNERING WITH BANKS IN THE UNITED STATES, WHICH WILL DEPEND IN PART ON THE EXTENT TO WHICH SUCH BUSINESS FURTHER ENHANCES THE COMPANY'S BRAND, ALLOWS THE COMPANY TO LEVERAGE ITS PROCESSING SCALE, EXPANDS MERCHANT COVERAGE OF THE NETWORK, PROVIDES GLOBAL NETWORK SERVICES' BANK PARTNERS IN THE UNITED STATES THE BENEFITS OF GREATER CARDMEMBER LOYALTY AND HIGHER SPEND PER CUSTOMER, AND MERCHANT BENEFITS SUCH AS GREATER TRANSACTION VOLUME AND ADDITIONAL HIGHER SPENDING CUSTOMERS; THE CONTINUATION OF FAVORABLE TRENDS, INCLUDING INCREASED TRAVEL AND ENTERTAINMENT SPENDING, AND THE OVERALL LEVEL OF CONSUMER CONFIDENCE; THE COSTS AND INTEGRATION OF ACQUISITIONS; THE SUCCESS, TIMELINESS AND FINANCIAL IMPACT (INCLUDING COSTS, COST SAVINGS AND OTHER BENEFITS INCLUDING INCREASED REVENUES), AND BENEFICIAL EFFECT ON THE COMPANY'S OPERATING EXPENSE TO REVENUE RATIO, BOTH IN THE SHORT-TERM AND OVER TIME, OF REENGINEERING INITIATIVES BEING IMPLEMENTED OR CONSIDERED BY THE COMPANY, INCLUDING COST MANAGEMENT, STRUCTURAL AND STRATEGIC MEASURES SUCH AS VENDOR, PROCESS, FACILITIES AND OPERATIONS CONSOLIDATION, OUTSOURCING (INCLUDING, AMONG OTHERS, TECHNOLOGIES OPERATIONS), RELOCATING CERTAIN FUNCTIONS TO LOWER-COST OVERSEAS LOCATIONS, MOVING INTERNAL AND EXTERNAL FUNCTIONS TO THE INTERNET TO SAVE COSTS, AND PLANNED STAFF REDUCTIONS RELATING TO CERTAIN OF SUCH REENGINEERING ACTIONS; THE COMPANY'S ABILITY TO REINVEST THE BENEFITS ARISING FROM SUCH REENGINEERING ACTIONS IN ITS BUSINESSES; THE ABILITY TO CONTROL AND MANAGE OPERATING, INFRASTRUCTURE, ADVERTISING AND PROMOTION EXPENSES AS BUSINESS EXPANDS OR CHANGES, INCLUDING THE ABILITY TO ACCURATELY ESTIMATE THE PROVISION FOR THE COST OF THE MEMBERSHIP REWARDS PROGRAM; THE COMPANY'S ABILITY TO MANAGE CREDIT RISK RELATED TO CONSUMER DEBT, BUSINESS LOANS, MERCHANT BANKRUPTCIES AND OTHER CREDIT TRENDS AND THE RATE OF BANKRUPTCIES, WHICH CAN AFFECT SPENDING ON CARD PRODUCTS, DEBT PAYMENTS BY INDIVIDUAL AND CORPORATE CUSTOMERS AND BUSINESSES THAT ACCEPT THE COMPANY'S CARD PRODUCTS AND RETURNS ON THE COMPANY'S INVESTMENT PORTFOLIOS; BANKRUPTCIES, RESTRUCTURINGS OR SIMILAR EVENTS AFFECTING THE AIRLINE OR ANY OTHER INDUSTRY REPRESENTING A SIGNIFICANT PORTION OF THE COMPANY'S BILLED BUSINESS, INCLUDING ANY POTENTIAL NEGATIVE EFFECT ON PARTICULAR CARD PRODUCTS AND SERVICES AND BILLED BUSINESS GENERALLY THAT COULD RESULT FROM THE ACTUAL OR PERCEIVED WEAKNESS OF KEY BUSINESS PARTNERS IN SUCH INDUSTRIES; THE TRIGGERING OF OBLIGATIONS TO MAKE PAYMENTS TO CERTAIN CO-BRAND PARTNERS, MERCHANTS, VENDORS AND CUSTOMERS UNDER CONTRACTUAL ARRANGEMENTS WITH SUCH PARTIES UNDER CERTAIN CIRCUMSTANCES; A DOWNTURN IN THE COMPANY'S BUSINESSES AND/OR NEGATIVE CHANGES IN THE COMPANY'S AND ITS SUBSIDIARIES' CREDIT RATINGS, WHICH COULD RESULT IN CONTINGENT PAYMENTS UNDER CONTRACTS, DECREASED LIQUIDITY AND HIGHER BORROWING COSTS; RISKS ASSOCIATED WITH THE COMPANY'S AGREEMENTS WITH DELTA AIR LINES TO PREPAY $300 MILLION FOR THE FUTURE PURCHASES OF DELTA SKYMILES REWARDS POINTS; FLUCTUATIONS IN FOREIGN CURRENCY EXCHANGE RATES; FLUCTUATIONS IN INTEREST RATES, WHICH IMPACT THE COMPANY'S BORROWING COSTS AND RETURN ON LENDING PRODUCTS; ACCURACY OF ESTIMATES FOR THE FAIR VALUE OF THE ASSETS IN THE COMPANY'S INVESTMENT PORTFOLIO AND, IN PARTICULAR, THOSE INVESTMENTS THAT ARE NOT READILY MARKETABLE, INCLUDING THE VALUATION OF THE INTEREST-ONLY STRIP RELATING TO THE COMPANY'S LENDING SECURITIZATIONS; THE POTENTIAL NEGATIVE EFFECT ON THE COMPANY'S BUSINESSES AND INFRASTRUCTURE, INCLUDING INFORMATION TECHNOLOGY, OF TERRORIST ATTACKS, DISASTERS OR OTHER CATASTROPHIC EVENTS IN THE FUTURE; POLITICAL OR ECONOMIC INSTABILITY IN CERTAIN REGIONS OR COUNTRIES, WHICH COULD AFFECT LENDING AND OTHER COMMERCIAL ACTIVITIES, AMONG OTHER BUSINESSES, OR RESTRICTIONS ON CONVERTIBILITY OF CERTAIN CURRENCIES; CHANGES IN LAWS OR GOVERNMENT REGULATIONS; OUTCOMES AND COSTS ASSOCIATED WITH LITIGATION AND COMPLIANCE AND REGULATORY MATTERS; AND COMPETITIVE PRESSURES IN ALL OF THE COMPANY'S MAJOR BUSINESSES. A FURTHER DESCRIPTION OF THESE AND OTHER RISKS AND UNCERTAINTIES CAN BE FOUND IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005, AND ITS OTHER REPORTS FILED WITH THE SEC.

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